Exhibit 10.2

FORM OF

IRREVOCABLE PROXY FOR VOTING CONTROL

The undersigned stockholder of iBio, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) designates Thomas F. Isett (the “Proxy”), with full power of substitution, as proxy of the undersigned with respect to the Proxy Shares (as defined below), and empowers the Proxy with the exclusive right, exercisable in any manner in the Proxy’s sole and reasonable discretion, to:

(1)	attend and vote the Proxy Shares at any and all meetings of the stockholders of the Company;

(2)	execute any and all written consents of stockholders of the Company with respect to the Proxy Shares; and

(3)

otherwise act for the undersigned with respect to the Proxy Shares in any stockholder meetings and on any resolutions, proposed actions or other matters of any character whatsoever submitted to stockholders for approval or consent, in the same manner and with the same effect as if the undersigned were personally present at any such meeting and voting the Proxy Shares, or personally acting on any such resolutions, proposed actions or other matters.

For purposes hereof, “Proxy Shares” shall mean 1,000 shares of Series 2022 Convertible Preferred Stock, par value $0.001 per share, of the Company (as adjusted for stock splits or combinations, stock dividends, reclassification or the like), acquired by the undersigned pursuant to that certain Purchase Agreement, dated on or about the date hereof, by and between the Company and the undersigned.

At no cost to the undersigned, the undersigned further agrees to perform all actions and to execute and deliver all further documents, agreements and instruments with respect to and affecting the Proxy Shares which may be reasonably necessary (a) to ensure that the Proxy is empowered with the exclusive right to vote and consent with respect to the Proxy Shares, and (b) to consummate and give effect to any and all resolutions, proposed actions and other matters of any character whatsoever approved or consented to by the Proxy for the undersigned and the Proxy Shares pursuant hereto or thereto.

Except as otherwise expressly set forth herein, the undersigned retains all rights of a stockholder of the Company arising in connection with the undersigned’s ownership of the Proxy Shares, including the right to receive all dividends or distributions made by the Company with respect thereto, whether made in cash or in stock, the right to notice of or to any and all special and general meetings of stockholders and all other rights granted to stockholders of a corporation under Delaware law and the Company’s Certificate of Incorporation and Bylaws.

This proxy is irrevocable and is coupled with an interest, and is given for such consideration as mutually agreed upon between the undersigned and the Proxy, the receipt and sufficiency of which is hereby affirmed.  Notwithstanding the foregoing, this proxy will terminate and be of no further force and effect upon the conversion of the Proxy Shares to shares of Common Stock, par value $0.001 per share, of the Company pursuant to Section 6 of the Certificate of Designation classifying and designating the Proxy Shares.

Dated:	[________]

Signature